UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Greenville First Bancshares, Inc.

(Name of Registrant as Specified in Its Charter)

                                                         (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GREENVILLE FIRST BANCSHARES, INC.

112 Haywood Road

Greenville, South Carolina 29607

Notice of Annual Meeting of Shareholders

Dear Fellow Shareholder:

                We cordially invite you to attend the 2006 Annual Meeting of Shareholders of Greenville First Bancshares, Inc., the holding company for Greenville First Bank.  At the meeting, we will report on our performance in 2005 and answer your questions.  We are excited about our accomplishments in 2005 and look forward to discussing both our accomplishments and our future plans with you.  We hope that you can attend the meeting and look forward to seeing you there.

This letter serves as your official notice that we will hold the meeting on May 17, 2006 at the bank's main office location at 112 Haywood Road, Greenville, South Carolina at 5:30 p.m. for the following purposes:

1.                    To elect three members to the Board of Directors;

2.                    To ratify the adoption of the 2006 Greenville First Bancshares, Inc. Restricted Stock Plan; and

3.                    To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders owning our common stock at the close of business on April 1, 2006 are entitled to attend and vote at the meeting.  A complete list of these shareholders will be available at the company's offices prior to the meeting.  If your shares are held in "street name," you will need to obtain a proxy form from the institution that holds your shares in order to vote at our annual meeting.

                Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting.  Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

                                                                                                By order of the Board of Directors,

R. Arthur Seaver, Jr.

President and Chief Executive Officer

Greenville, South Carolina

April 12, 2006

GREENVILLE FIRST BANCSHARES, INC.

112 Haywood Road

Greenville, South Carolina 29607

Proxy Statement for Annual Meeting of

Shareholders to be Held on May 17, 2006

                Our Board of Directors is soliciting proxies for the 2006 Annual Meeting of Shareholders.  This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting.  We encourage you to read it carefully.

Voting Information

                The Board set April 1, 2006 as the record date for the meeting.  Shareholders owning our common stock at the close of business on that date are entitled to vote and to attend the meeting, with each share entitled to one vote.  If you are a registered shareholder who wishes to vote at our annual meeting, you may do so by delivering your proxy card in person at the meeting.  "Street name" shareholders who wish to vote at our annual meeting will need to obtain a proxy form from the institution that holds their shares.  There were 2,663,719 shares of common stock outstanding on the record date.  A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name.  If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

When you sign the proxy card, you appoint James B. Orders, III and Fred Gilmer, Jr. as your representatives at the meeting.  Mr. Orders and Mr. Gilmer will vote your proxy as you have instructed them on the proxy card.  If you submit a proxy but do not specify how you would like it to be voted, Mr. Orders and Mr. Gilmer will vote your proxy for the election to the board of directors of all nominees listed below under "Election of Directors" and for the ratification of the adoption of the 2006 Greenville First Bancshares, Inc. Restricted Stock Plan. We are not aware of any other matters to be considered at the meeting.  However, if any other matters come before the meeting, Mr. Orders and Mr. Gilmer will vote your proxy on such matters in accordance with their judgment.

You may revoke your proxy and change your vote at any time before the polls close at the meeting.  You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members.  Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposals not voted upon.  A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.  In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

                We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Upon written or oral request, we will promptly deliver a separate copy of our annual report, our annual report on Form 10-K, or this proxy statement to our shareholders at a shared address to which a single copy of the document was delivered. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about April 12, 2006.

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Proposal No. 1:  Election of Directors

                The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The current terms of the Class I directors will expire at the meeting.  The terms of the Class II directors expire at the 2007 Annual Shareholders Meeting.  The terms of the Class III directors will expire at the 2008 Annual Shareholders Meeting. Our directors and their classes are:

Class I Mark A. Cothran Rudolph G. Johnstone, III, M.D. R. Arthur Seaver, Jr.	Class II Leighton M. Cubbage David G. Ellison James B. Orders, III William B. Sturgis	Class III Andrew B. Cajka Anne S. Ellefson Fred Gilmer, Jr. Tecumseh Hooper, Jr.

                Shareholders will elect three nominees as Class I directors at the meeting to serve a three-year term, expiring at the 2009 Annual Meeting of Shareholders.  The directors will be elected by a plurality of the votes cast at the meeting.  This means that the three nominees receiving the highest number of votes will be elected.

The board of directors recommends that you elect Mark A. Cothran, Rudolph G. Johnstone, III, M.D., and R. Arthur Seaver, Jr. as Class I directors.

                If you submit a proxy but do not specify how you would like it to be voted, Mr. Orders and Mr. Gilmer will vote your proxy to elect Messrs Cothran, Johnstone, and Seaver.  If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Orders and Mr. Gilmer will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

                Set forth below is certain information about the Class I nominees, each of whom is also a director of our subsidiary, Greenville First Bank:

Mark A. Cothran, 48, Class I director, is the president and owner of Cothran Properties, LLC, a real estate development company in Greenville, South Carolina.  He has been with Cothran Properties, LLC since 1986.  Mr. Cothran received his bachelor's degree in finance and banking from the University of South Carolina in 1980 and is a licensed real estate broker in the State of South Carolina.  He currently serves on the National Business Park Forum of the National Association of Industrial and Office Properties (NAIOP) for which he is also the past chairman of the Tax and Legislative Committee.  He is also the current president of the state chapter of NAIOP.  He has served on the board of directors of the Greenville Chamber of Commerce, the Chamber of Commerce's Economic Development Board, and on the Advisory Board of Greenville National Bank. He currently serves on the board of directors of General Wholesale Distributors, Inc.

Rudolph G. "Trip" Johnstone, III, M.D., 45, Class I director, is a physician who has practiced with the Cross Creek Asthma, Allergy, and Immunology medical clinic since 1992.  He graduated from Washington & Lee University in 1982 with a degree in biology and from the Medical University of South Carolina in 1986.  Dr. Johnstone served on the consulting board to Greenville National Bank from 1995 until 1998, when it was acquired by Regions Bank.  He is on the board of directors of Allergy Partners, PA and is a past president of the Southeastern Asthma, Allergy, and Immunology Society.

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R. Arthur "Art" Seaver, Jr., 42, Class I director, is the president and chief executive officer of our company and our bank.  He has over 19 years of banking experience.  From 1986 until 1992, Mr. Seaver held various positions with The Citizens & Southern National Bank of South Carolina, including assistant vice president of corporate banking.  From 1992 until February 1999, he was with Greenville National Bank, which was acquired by Regions Bank in 1998.  He was the senior vice president in lending and was also responsible for managing Greenville National Bank's deposit strategies prior to leaving to form Greenville First Bank.  Mr. Seaver is a 1986 graduate of Clemson University with a bachelor's degree in financial management and a 1999 graduate of the BAI Graduate School of Community Bank Management.  He is currently on the board of the Palmetto Society for the United Way, the South Carolina Bankers Association, and is Chairman of the Community Bankers Council of the South Carolina Bankers Association.  Past organizations that he has worked with include Leadership Greenville, the Greenville Chamber of Commerce, the South Carolina Network of Business and Education Partnership, Junior League, Junior Achievement, the Greenville Convention and Visitors Bureau, the United Way, and the First Presbyterian Church.

Set forth below is also information about each of the company's other directors and each of its executive officers.  Each of the following directors is also a director of our subsidiary bank.

James M. "Jim" Austin, III, 49, is an executive vice president and the chief financial officer of our company and the bank.  He has over 27 years of experience in the financial services industry.  From 1978 to 1983, Mr. Austin was employed by KPMG Peat Marwick, specializing in bank audits.  Mr. Austin was employed from 1983 to 1995 with American Federal Bank as controller and senior vice president responsible for financial accounting and budgeting.  From 1995 until 1997, Mr. Austin was the senior vice president and chief financial officer of Regional Management Corporation, a 58-office consumer finance company, where he was responsible for the finance and operations area of the company.  From December 1997 until June 1999, he was the director of corporate finance for HomeGold Financial, Inc., a publicly traded sub-prime financial services company.  Mr. Austin is a 1978 graduate of the University of South Carolina with degrees in both accounting and finance.  He is also a Certified Public Accountant and graduate of the University of Georgia's Executive Management's Savings Bank program.  In addition, he is a graduate of Leadership Greenville, and has served on the community boards of River Place Festival, Junior Achievement, and Pendleton Place.  He is also the past president of the Financial Manager's Society of South Carolina and former board member of the Young Manager's Division of the Community of Financial Institutions of South Carolina.  He is past chairman of the board of directors for the Center for Development Services.  He is active in the First Presbyterian Church and a current board member of the Greenville Free Medical Clinic.  Mr. Austin is the past chairman and a current member of Fidelity's National User Group board of directors.

Andrew B. Cajka, Jr., 46, Class III director, is the founder and president of Southern Hospitality Group, LLC, a hotel management and development company in Greenville, South Carolina.  Prior to starting his own business, Mr. Cajka was a managing member of Hyatt Hotels Corporation from 1986 until 1998.  He is a 1982 graduate of Bowling Green State University.  Mr. Cajka served on the board of directors for the Greenville Chamber of Commerce and is past president of the downtown area council, as well as past chairman of Greenville Hospital Foundation Board and past chairman of the Children's Hospital.  He currently serves as vice chairman of the board for St. Joseph's High School, as secretary and treasurer of the Greenville County Research and Technology Development board, and as a board member for the Metropolitan Arts Council, the Red Cross, and the BMW Nationwide Tournament advisory board.  He is a past chairman of the Greenville Tech Hospitality Board and of the Greenville Convention and Visitors Bureau.  Mr. Cajka has served as a board member of the Urban League and Thornblade Board of Governors.

Leighton M. Cubbage, 53, Class II director, has been the chairman / chief executive officer of Champion Communications, Inc. since 2004 and was the co-founder, president, and chief operating officer of Corporate Telemanagement Group in Greenville, South Carolina from 1989 until 1995, when the company was acquired by LCI International.  Since 1995, Mr. Cubbage has been a private investor maintaining investment interests in a telecommunications company, a weekly newspaper, car dealerships, and a trucking company.  He is a 1977 graduate of Clemson University with a bachelor's degree in political science.  Mr. Cubbage was chairman of the Greenville Hospital System board of trustees and was a former member of the Greenville Technical College Foundation Board.

Anne S. Ellefson, 51, Class III director, is an attorney and shareholder with Haynsworth Sinkler Boyd, P.A., where she has practiced law since 1979.  Mrs. Ellefson is a 1976 graduate of the University of South Carolina where she received a bachelor's degree and a 1979 graduate of the University of South Carolina School of Law.  Mrs. Ellefson previously served on advisory boards at both United Carolina Bank and BB&T.  She is a past chairman of the Greater Greenville Chamber of Commerce and the United Way of Greenville County.  She currently serves as the President of the South Carolina Bar Foundation.

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David G. Ellison, 56, Class II director, has been a managing director of Northwestern Mutual Financial Network since 1983.  Mr. Ellison is a 1972 graduate of Furman University where he received a bachelor's degree and a 1976 graduate of the Clemson-Furman University Program where he received a masters in business administration.  Mr. Ellison is on the board of trustees of Furman University, where he is a former board chair.  He is past president of both the Furman Alumni Association and Furman Paladin Club.  He has also served on the board of trustees for United Way of Greenville County.  He is prior commissioner of the Greenville Housing Authority.

Frederick "Fred" Gilmer, Jr., 70, Class III director, is the senior vice president and corporate secretary of our company and our bank.  He is a seasoned banker with over 47 years of experience in the financial services industry.  Mr. Gilmer was involved with the organization of Southern Bank and Trust Company and has held executive positions with two other banks in the Greenville area.  He graduated from the University of Georgia in 1958 and the LSU Graduate School of Banking of the South in Baton Rouge, Louisiana in 1970.  He is a graduate of Leadership Greenville and presently serves numerous organizations, including the Greenville Rotary Club, the YMCA, the United Way, and the First Presbyterian Church.  He is a past board member of Family Children Service, Goodwill Industries, Downtown Area Council, Greenville Little Theater, Greenville Cancer Society, South Carolina Arthritis Foundation, Freedom Weekend Aloft, and the Greenville Chamber of Commerce.

Frederick "Fred" Gilmer, III, 41, is an executive vice president and the senior lending officer of our bank.  He has over 18 years of banking experience.  From 1987 until 1999, Mr. Gilmer held various management positions with Wachovia Bank, N.A., including commercial lending, city executive, and vice president in private banking.  Mr. Gilmer is a 1986 graduate of Clemson University with a bachelor's degree in management.  He is also a graduate of Leadership Greenville.  He has served on the community boards of Bon Secours St. Francis Foundation and the Metro YMCA, and he is the past chairman of Cleveland Street YMCA.  Other activities include Greenville Chamber of Commerce, United Way loan executive, Greenville Convention and Visitors Bureau, and Rotary Club of Greenville.  He is active at Buncombe Street United Methodist Church, serving in various roles including the Board of Stewards.

Tecumseh "Tee" Hooper, Jr., 58, Class III director, is a private investor.  He is the current chairman of the South Carolina Department of Transportation.  Mr. Hooper is the chief operating officer of the Telecom Division for Cass Information Systems, Inc., a publicly held web-based telecom expense management company headquartered in St. Louis, Missouri.  Mr. Hooper is also chairman of the board of FGP International Inc., an executive and temporary placement service company and Sign Crafters, USA, a sign manufacturing and service company.  He is also a director of Peregrine Energy, Inc., an energy management company.  Mr. Hooper was the president of Modern Office Machines/ IKON Office Solutions in Greenville, South Carolina, from 1982 through 2001.  Mr. Hooper graduated from The Citadel in 1969 with a degree in business administration, and he received a masters degree in business administration from the University of South Carolina in 1971.  Mr. Hooper is the immediate past president of the Greenville Urban League.  Mr. Hooper has served the community as a board member of the Greenville Chamber of Commerce, Camp Greenville, YMCA Metropolitan, and the United Way.  Mr. Hooper has also served on the board of directors for Leadership Greenville and Leadership South Carolina, and also as chairman of Patriots Point Development Authority in Charleston.

James B. Orders, III, 53, Class II director, is the chairman of our board of directors.  Since 1986, he has been the president of Park Place Corporation, a company engaged in the manufacture and sale of mattresses to the wholesale market.  Mr. Orders is chairman of Comfortaire Corporation and a director of Orders Realty Co., Inc., a real estate development and management company that is a wholly-owned subsidiary of Park Place Corporation.  He attended Clemson University from 1970 until 1974.  Mr. Orders is the past president of the International Sleep Products Association, a past president of the Downtown Rotary Club, a past member of the advisory board of Greenville National Bank and a past member of the advisory board of Carolina First Bank.  He also serves on the boards of Lay Christian Association and Cox Industries (Orangeburg, South Carolina).

William B. Sturgis, 71, Class II director, held various executive positions with W.R. Grace & Co. from 1984 until his retirement in 1997, including executive vice president of W.R. Grace's worldwide packaging operations and president of its North American Cryovac Division.  Mr. Sturgis graduated from Clemson University in 1957 with a degree in chemical engineering and is a graduate of the Advanced Management Program at Harvard.  He is active with Clemson University, serving on the Foundation Board, the President's Advisory Council, and the Engineering Advisory Board.  He is also a board member of the Peace Center and a member of the Downtown Rotary Club and Presbyterian Community Foundation.

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J. Edward "Eddie" Terrell, 43, is an executive vice president of our bank.  He is primarily responsible for marketing and deposit strategies.  He has over 20 years of business and entrepreneurial experience.  He was the co-founder and executive vice president of customer operations for NewSouth Communications, Inc. in Greenville, South Carolina from 1997 until 2003.  Mr. Terrell was the executive vice president of customer operations for Corporate Telemanagement Group in Greenville, South Carolina from 1990 until 1995, when the company was acquired by LCI International.  From 1995 until 1996, Mr. Terrell was the regional vice president for customer operations with LCI International.  He is a 1984 graduate of The Citadel, with a bachelor's degree in English.  Since 1998, Mr. Terrell has been a private investor in several local businesses.  He serves on the board of advisors for the Community Journals, LLC and is active at First Presbyterian Church and several local community organizations.

Family Relationships.  Dr. Randolph G. Johnston, III, director, is Fred Gilmer, Jr.'s stepson and Fred Gilmer, III, executive vice president, is Fred Gilmer Jr.'s son.  No other director has a family relationship with any other director or executive officer of the company.

Meetings of the Board of Directors

                During the year ended December 31, 2005, the board of directors of the company held 12 meetings and the board of directors of the bank held 12 meetings.  All of the directors of the company and the bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served, with the exception of Leighton Cubbage who attended 65% of the meetings.

Although we do not have a formal policy regarding attendance by members of the board of directors at our annual shareholders meetings, directors are encouraged to attend the annual meeting of Greenville First Bancshares, Inc.  There were 10 of the 12 directors present at the 2005 annual meeting of shareholders.

Communications with Shareholders

Our board of directors has implemented a process for shareholders of the company to send communications to the board.  Any shareholder desiring to communicate with the board, or with specific individual directors, may so do by writing to the secretary of the company, at Greenville First Bancshares, Inc., 112 Haywood Road, Greenville, South Carolina 29607.  The secretary has been instructed by the board to promptly forward all such communications to the addressees indicated thereon.

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Compensation of Directors and Executive Officers

Summary of Cash and Certain Other Compensation

                The following table shows the cash compensation we paid to our chief executive officer and president for the years ended December 31, 2003 through 2005 and for all other executives who earned over $100,000 for the year ended 2005.  The option amounts prior to November 2003 have been adjusted for the 3 for 2 stock split.

Summary Compensation Table

		Annual Compensation (1)		Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Number of Securities Underlying Options	All Other Compensation

R. Arthur Seaver, Jr.	2005	$160,910	$120,000	-	$14,886(2)
President and Chief Executive	2004	154,067	104,000	-	13,293
Officer of the Company and	2003	148,717	81,000	-	12,137
the Bank

James M. Austin, III	2005	$144,560	$51,450	-	$15,182(3)
Executive Vice President and	2004	133,542	65,250	7,500	12,996
Chief Financial Officer	2003	123,187	50,500	7,500	12,996
of the Company and the Bank

Fred Gilmer, III	2005	$124,060	$87,475	-	$15,182(3)
Executive Vice President	2004	113,958	103,080	7,500	13,916
of the Bank	2003	108,125	88,825	7,500	12,996

J. Edward Terrell	2005	$132,360	$36,875	-	$9,055(4)
Executive Vice President	2004	125,000	66,625	-	7,416
of the Bank	2003	10,417	-	15,000	-

_________________

(1)   Executive officers of the company also received indirect compensation in the form of certain perquisites and other personal benefits.  The amount of such benefits received in the fiscal year by each named executive officer did not exceed the lesser of either $50,000 or 10% of the executive's annual salary and bonus.

(2)    Includes 401K contributions of $6,704 and medical insurance premiums of $8,182.

(3)    Includes 401K contributions of $7,000 and medical insurance premiums of $8,182.

(4)    Includes 401K contributions of $873 and medical insurance premiums of $8,182.

Option Grants in Last Fiscal Year

               There were no stock options granted to our named executive officers during the year ended December 31, 2005.  In 2005, we granted 2,500 options to employees pursuant to the Greenville First Bancshares, Inc. 2001 Stock Incentive Plan, approved by our board of directors and shareholders.

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Aggregated Option Exercise and Year-end Option Values

	Number of Unexercised Securities Underlying Options at Fiscal Year End (1)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(2)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
James M. Austin, III	37,500	-	$575,400	$-
Fred Gilmer, III	32,250	-	478,455	-
R. Arthur Seaver, Jr.	86,250	-	1,559,400	-
J. Edward Terrell	15,000	-	135,000	-

___________

(1)  All option amounts and options exercise prices have been adjusted for the 3 for 2 stock split.

(2)   Based on the closing price of our common stock of $24.75 on December 31, 2005.  All options and warrants granted prior to December 31, 2002 are exercisable at $6.67 per share; options granted in 2002 are exercisable at $7.33 per share; options granted in 2003 are exercisable at $8.67 and $15.75 per share and options granted in 2004 are exercisable at $18.00 per share.

Employment Agreements

We have entered into an employment agreement with Art Seaver on July 27, 1999, for an annually renewing three-year term, pursuant to which he serves as the president, the chief executive officer, and a director of both our company and our subsidiary bank.  As of April 5, 2006, Mr. Seaver receives an annual salary of $175,000, plus his yearly medical insurance premium.  He also receives an annual increase in his salary equal to the previous year's salary times the increase in the Consumer Price Index during the previous year.  The board of directors may increase Mr. Seaver's salary above this level, but not below it.  He is eligible to receive an annual bonus of up to 5% of the net pre-tax income of our bank, if the bank meets performance goals set by the board.  He is also eligible to participate in any management incentive program of the bank or any long-term equity incentive program and is eligible for grants of stock options and other awards thereunder.  Mr. Seaver was granted options to purchase a number of shares of common stock equal to 5% of the number of shares sold in our initial public offering, or 86,250 shares (adjusted for the 3 for 2 stock split).  These options vest over a five-year period beginning on the first anniversary of the bank's opening and have a term of ten years.  Additionally, Mr. Seaver participates in the bank's retirement, welfare, and other benefit programs and is entitled to a life insurance policy and an accident liability policy and reimbursement for automobile expenses, club dues, and travel and business expenses.

Mr. Seaver's employment agreement also provides that following termination of his employment and for a period of 12 months thereafter, he may not (a) compete with the company, the bank, or any of its affiliates by, directly or indirectly, forming, serving as an organizer, director or officer of, or consultant to, or acquiring or maintaining more than 1% passive investment in, a depository financial institution or holding company thereof if such depository institution or holding company has one or more offices or branches within radius of thirty miles from the main office of the company or any branch office of the company, (b) solicit major customers of the bank for the purpose of providing financial services, or (c) solicit employees of the bank for employment.  If Mr. Seaver terminates his employment for good cause as that term is defined in the employment agreement or if he is terminated following a change in control of Greenville First Bancshares as defined in the agreement, he will be entitled to severance compensation of his then current monthly salary for a period of 12 months, plus accrued bonus, and all outstanding options and incentives shall vest immediately.

            We also entered into employment agreements on April 1, 2004 with Jim Austin to serve as chief financial officer and an executive vice president our company and the bank, Fred Gilmer, III to serve as an executive vice president of the bank, and Eddie Terrell to serve as an executive vice president of the bank.  Each agreement has a term ending on January 31, 2007.  At the end of January 2006 and on the last day of January each year thereafter, the term will be extended by one year so that the remaining term will continue to be two years.  As of April 5, 2006 Messrs. Austin, Gilmer, and Terrell are paid a salary of $150,000, 128,000, and $137,000, respectively, which may be increased annually by the board of directors.  They are also eligible to participate in any of our pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans and programs.  In addition, each is entitled to receive either an automobile owned or leased by us or an automobile allowance of $500 per month.

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Each employment agreement also provides that during the term of employment and for a period of 12 months following termination, Messrs. Austin, Gilmer, and Terrell may not (a) compete with us by, directly or indirectly, forming, serving as an organizer, director or officer of, employee or agent, or consultant to, or acquiring or maintaining more than a 1% passive investment in, a depository financial institution or holding company thereof if such depository institution or holding company has one or more offices or branches within 30 miles of our main office or any other offices, (b) solicit our clients with which they had contact in connection with products and services provided by us for the purpose of providing financial services, or (c) solicit our employees.  If Messrs. Austin, Gilmer, or Terrell terminate their employment for good reason or if they are terminated following a change in control of our company, they will be entitled to severance compensation of their then current monthly salary for a period of 12 months, plus accrued bonus, and all outstanding options and incentives will vest immediately.

Director Compensation

                In 2005, we paid each of our 10 outside directors $400 for each board meeting they attended and $400 for each committee meeting they attended.  Beginning in 2006, we plan to pay our outside directors $450 for each board meeting they attend and $450 for each committee meeting they attend.

Director Resignation

Mr. Keith Marrero, one of our directors, resigned from his position as director on January 17, 2006.  On February 21, 2006, our Board of Directors passed a resolution to reduce the number of board positions from 12 to 11.

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Security Ownership of Certain

Beneficial Owners and Management

General

The following table shows how much common stock in the company is owned by the directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of April 5, 2006.  Unless otherwise indicated, the mailing address for each beneficial owner is care of Greenville First Bancshares, Inc., 112 Haywood Road, Greenville, South Carolina 29607.

Name	Number of Shares Owned(1)	Right To Acquire(2)	Percentage of Beneficial Ownership(3)

James M. Austin, III	15,500	37,500	1.96%
Andrew B. Cajka, Jr.	15,000	7,500	.84%
Mark A. Cothran	42,975	22,500	2.44%
Leighton M. Cubbage	130,700	60,000	7.00%
Anne S. Ellefson	9,700	-	.36%
David Ellison	15,878	-	.60%
Fred Gilmer, Jr.	29,950	23,975	2.01%
Fred Gilmer, III	3,500	32,250	1.31%
Tecumseh Hooper, Jr.	19,500	11,250	1.15%
Rudolph G. Johnstone, III	15,900	7,950	.89%
James B. Orders, III	39,950	15,000	2.05%
R. Arthur Seaver, Jr.	18,000	95,250	4.10%
William B. Sturgis	8,962	45,000	1.99%
J. Edward Terrell	4,130	15,000	0.71%

All directors and executive officers as a group (14 persons)	369,145	373,175	24.44%

(1)          Includes shares for which the named person has sole voting and investment power, has shared voting and investment power with a spouse, or holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

(2)          Includes shares that may be acquired within 60 days of the date of this prospectus by exercising vested stock options and warrants but does not include any unvested stock options or warrants.  Each of the following directors served as an organizer of our bank: Andrew B. Cajka, Jr., Mark A. Cothran, Leighton M. Cubbage, Fred Gilmer, Jr., Tee Hooper, Jr., Trip Johnstone, III, James B. Orders, III, R. Arthur Seaver, Jr., and William B. Sturgis.  Each of these directors received a warrant to purchase one share of common stock at a purchase price of $6.67 per share for every two shares purchased by that individual in our initial public offering as compensation for the risks taken in forming the bank, including their personal guarantees of the original line of credit.  These warrants cover an aggregate of 190,175 and are exercisable until January 10, 2010.  For Jim Austin, Fred Gilmer, Jr., Fred Gilmer, III and Art Seaver, the right to acquire column also includes employee stock options to purchase 37,500 shares, 12,000 shares, 32,250 shares and 86,250 shares, respectively.

(3)         For each individual, this percentage is determined by assuming the named person exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants.  For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants.  The calculations are based on 2,663,719 shares of common stock outstanding on April 5, 2006.

10

Committees of the Board of Directors

The company's board of directors has appointed four committees, including an audit, personnel, nominating, and finance committee.  The audit committee is composed of Mr. Cajka, Mr. Hooper, Mrs. Ellefson, Mr. Sturgis, and Mr. Cubbage.  Each of these members is considered "independent" under Rule 4350 of the National Association of Securities Dealers' listing standards.  The audit committee met five times in 2005.

None of the current members of the audit committee nor any other member of our board qualifies as an "audit committee financial expert" as defined under the rules of the Securities and Exchange Commission.  As a relatively small public company, it is difficult to identify potential qualified candidates that are willing to serve on our board and otherwise meet our requirements for service.  At the present, we do not know if or when we will appoint a new board member that qualifies as an audit committee financial expert.

Although none of the members of our audit committee qualify as "financial experts" as defined in the SEC rules, each of our audit committee members has made valuable contributions to the company and its shareholders as members of the audit committee.  The board has determined that each member is fully qualified to monitor the performance of management, the public disclosures by the company of its financial condition and performance, our internal accounting operations, and our independent auditors.

The audit committee functions are set forth in its charter, which was adopted on September 19, 2000 and later amended on June 15, 2004.  A copy of the audit charter was attached as Appendix A to the Proxy Statement for our 2005 Annual Meeting of Shareholders.  The audit committee has the responsibility of reviewing financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed.  The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses.  The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts.  The audit committee reports it findings to the board of directors.

Other Committees

            The personnel committee is composed of Mr. Sturgis, Mr. Cothran, Mr. Cubbage, Dr. Johnstone, Mr. Ellison, and Mr. Orders.  Each of these members is considered "independent" under Rule 4350 of the National Association of Securities Dealers' listing standards.   The personnel committee met two times in 2005.  The personnel committee has the responsibility of approving the compensation plan for the entire bank and specific compensation for all executive officers.  The personnel committee reviews all benefit plans and annually reviews the performance of the chief executive officer.

                The finance committee is composed of Mr. Orders, Mr. Cajka, Mr. Cothran, Mrs. Ellefson, Mr. Ellison, Mr. Gilmer, Mr. Hooper, Dr. Johnstone and Mr. Seaver.  The finance committee met 12 times in 2005.  The finance committee has the responsibility of reviewing the loan policy, investment policy, and the bank's asset/liability structure.

                The nominating committee is composed of Mr. Cubbage, Ms. Ellison, Mr. Orders and Mr. Sturgis.  Each of these members is considered "independent" under Rule 4350 of the National Association of Securities Dealers' listing standards.  The nominating committee met once in 2005.  The nominating committee recommends nominees for election to the Board.  On June 15, 2004, we adopted a formal nominating committee charter which is available on our website, www.greenvillefirst.com.

For directors previously elected by shareholders to serve on the Board and whose terms of service are expiring, the nominating committee considers whether to recommend to the Board the nomination of those directors for re-election for another term of service.  The nominating committee also considers whether to recommend to the Board the nomination of persons to serve as directors whose nominations have been recommended by shareholders.

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Any shareholder may recommend the nomination of any person to serve on the Board.  Our policy is to require a shareholder to submit the name of the person to our corporate secretary in writing no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, no more than seven days after notice of the special meeting is given to shareholders.  Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the company if so elected.  The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

The nominating committee considers a number of factors in determining whether to recommend to the Board the nomination of any person for election as a director.  While no single factor is determinative, the following factors are considered by the nominating committee in considering any potential nominee:

•         educational background, work experience, business acumen,

•         ability to grasp business and financial concepts, knowledge or experience related to banking or financial services,

•         previous service on  boards (particularly of public companies),

•         willingness and ability to devote time and energy to the duties of a director,

•         a desire and ability to help enhance shareholder value,

•         reputation in the community,

•         character,

•         whether the nominee has any history of criminal convictions or violation of SEC rules,

•         actual or potential conflicts of interest, and

•         any other factor that the nominating committee considers relevant to a person's potential service on the Board of Directors.

The Board of Directors also considers the foregoing criteria in determining whether to nominate any person for election by the shareholders.

In determining whether to nominate any person for election by the shareholders, the Board assesses the appropriate size of the Board of Directors, consistent with our bylaws, and whether any vacancies on the Board are expected due to retirement or otherwise.  If vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates for director recommended by the nominating committee.  Candidates may come to the attention of the nominating committee or Board through a variety of sources including, but not limited to, current members of the Board, shareholders, or other persons.  The nominating committee and Board of Directors consider properly submitted recommendations by shareholders who are not our directors, officers, or employees on the same basis as candidates recommended by any other person.

We do not pay a third party to assist in identifying and evaluating candidates.

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Report of the Audit Committee of the Board

The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

                The audit committee reviewed and discussed with management the audited financial statements.  The audit committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61.  The audit committee received from the independent auditors the written disclosures and the letter required by the Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and discussed with the independent auditors the independent auditor's independence from the company and its management.  In reliance on the reviews and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

                The report of the audit committee is included herein at the direction of its members Mr. Cajka, Mr. Hooper, Mrs. Ellefson, Mr. Sturgis, and Mr. Cubbage.

Independent Certified Public Accountants

Elliott Davis, LLC was our auditor during the fiscal year ended December 31, 2005. A representative of Elliott Davis, LLC will be present at the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.  The following table shows the fees that we paid for services performed in fiscal years ended December 31, 2005 and 2004:

	Years Ended December 31,
	2005	2004

Audit Fees	$38,700	$33,300
Audit-Related Fees	1,550	52,155
Tax Fees	3,500	3,400

Total	$43,750	$88,855

Audit Fees.  This category includes the aggregate fees billed for professional services rendered by the independent auditors during the company's 2005 and 2004 fiscal years for the audit of the company's consolidated annual financial statements and quarterly reports on Form 10-Q.

Audit-Related Fees.  This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, during the fiscal years ended December 31, 2005 and 2004.  The services performed in 2005 consist of fees related to consultation regarding the Company's purchase of the main office building and consultations regarding the Company's ongoing implementation of Section 404 of the Sarbanes-Oxley Act of 2002.  Other fees in 2004 relate primarily to audit procedures performed in conjunction with the SEC filing related to our secondary offering.

Tax Fees.  This category includes the aggregate fees billed for tax services rendered in the preparation of federal and state income tax returns for the company and its subsidiaries.

Oversight of Accountants; Approval of Accounting Fees.  The board of directors approves an annual budget for professional audit fees that includes all fees paid to the independent auditors.

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Report of the Personnel Committee of the Board

The personnel committee of the Board is composed entirely of independent directors.  The personnel committee is responsible for establishing and monitoring compensation policies of the company and for its subsidiary.

                It is our policy that the performance of senior management be evaluated using the same established criteria that are used for its employees and that the salary structure for the executive officers be included in the salary structure of the company. The personnel committee is responsible for evaluating the performance of our Chief Executive Officer and setting his compensation, while our Chief Executive Officer evaluates the performance of other senior officers of the company. Salary increases are recommended to the personnel committee based on these evaluations. The personnel committee reviews the evaluations and sets the salaries for the coming year. Members of senior management receive base salaries determined by the responsibilities, skills and experience related to their respective positions.

The personnel committee's considerations include management skills, long-term performance, shareholder returns, operating results, asset quality, asset-liability management, regulatory compliance, unusual accomplishments, economic conditions, external events that affect our operations, the competitiveness of the executive's total compensation and our ability to pay an appropriate and competitive salary. Compensation policies must promote the attraction and retention of highly qualified executives and the motivation of these executives to achieve financial and other goals that result in our success and the enhancement of long-term shareholder value. Members of senior management are eligible for periodic increases in their base salary as a result of individual performance or significant increases in their duties and responsibilities. The amount and timing of an increase depends upon the individual's performance, position of salary to the competitive market median salary, and the time interval and any added responsibilities since the last salary increase.

In addition to salaries, our compensation plan includes matching contributions to the 401(k) Plan. Stock options are also awarded periodically based on performance, length of service and salary grades. The personnel committee believes that awards of stock options provide increased motivation to work for our success, thereby increasing personal financial success. All options granted to executives and employees are exercisable at the closing price of our stock on the date of grant.

In December of each year, the personnel committee reviews and approves the Management Performance Incentive Compensation Plan for the coming year. The purpose of the Plan is to share the rewards of excellent performance with those officers who provide knowledge and direction to the company and work to accomplish results that are above expectations. Standards of measurement are developed in conjunction with the goals identified in our strategic business plan. Historically, the various incentive awards have represented approximately 37% of the officer's base salary. The Chief Executive Officer's performance incentive compensation is based on the goals achieved by those officers.

Any incentive awards are supplements to annual compensation.  Participants in the plan are limited to officers who are responsible for directing functions which have significant impact on our growth and profitability.

          Periodically, independent compensation consultants are engaged to review the salary levels of all members of management as compared to peers with comparable responsibilities in other companies. Results are reported to the personnel committee.

          During the year ended December 31, 2005, the base compensation for R. Arthur Seaver, Jr., our President and Chief Executive Officer, was $160,910, which represented a 4% increase from the previous fiscal year's base compensation of $154,067. Mr. Seaver's total compensation package is outlined in the summary compensation table. Additionally, Mr. Seaver drives an automobile supplied by the company and receives benefits given to all full-time employees of the company. Each member of the personnel committee believes Mr. Seaver's current total compensation is not excessive or unreasonable.

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Submitted by the personnel committee of the Board of Directors:

Mark A. Cothran

Leighton M. Cubbage

David G. Ellison

James B. Orders, III

William B. Sturgis

Compensation/Benefits Committee Interlocks and Insider Participation.

          Our Board of Directors has a personnel committee composed of Messrs. Cothran, Cubbage, Ellison, Orders and Sturgis.  No member of the personnel committee was an officer or employee of the company or any of its subsidiaries during the year ended December 31, 2005, or was formerly an officer or employee of the company or any of its subsidiaries, or had any relationship otherwise requiring disclosure. Our Chief Executive Officer, however, did participate in deliberations regarding other executive officers.  He was not involved in any decisions regarding his own compensation.

Performance Graph.

The following graph summarizes a five-year comparison of cumulative returns for the company, the Standard and Poor (the "S&P") 500 Index, and the SNL Southeast Bank Index. The graph assumes $100 invested on December 31, 2000 in the company's common stock and in each of the indices indicated.

The cumulative total return for the company, the S&P 500 Index, and the SNL Southeast Bank Index follows:

	12/00	12/01	12/02	12/03	12/04	12/05

Greenville First Bancshares, Inc.	$100.00	127.82	144.71	304.05	331.25	418.07
S&P 500 Index	$100.00	88.11	68.64	88.33	97.94	102.75
SNL Southeast Bank Index	$100.00	124.58	137.62	172.81	204.94	209.78

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Certain Relationships and Related Transactions

Interests of Management and Others in Certain Transactions

We enter into banking and other transactions in the ordinary course of business with our directors and officers of the company and the bank and their affiliates.  It is our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties.  We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us.  Loans to individual directors and officers must also comply with our bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application.  We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

In 1999, the bank entered into a 20 year lease on the Haywood Road office building.  Monthly payments on the lease were $33,343 in 2005.  On December 30, 2005, the Company exercised its option to purchase the building from Halton Properties LLC, a company owned by director Mark Cothran, for $3.1 million.  The $3.1 million purchase price was based on an agreed upon formula that was included in the original lease agreement.

                On September 20, 2005, the bank entered into a ten year, five-month lease on a new site for its headquarters and main office that are to be relocated in 2006.  Mr. Cothran, a director of the bank, assisted the bank in the negotiation of the lease.  The lessor has agreed to pay Mr. Cothran a leasing agency fee of $164,414, of which $82,207 was paid in 2005.  The remainder of the agency fee will be paid to Mr. Cothran at the time the bank occupies the building.

The bank also has a land lease with a company owned by director, Mark Cothran on the property for a branch office, with monthly payments of $4,804.  In addition, the bank had various consulting agreements with a Mr. Cothran for development, administration and advisory services related to the purchase of property and construction of current and future branch office sites.  During 2005, the bank paid Mr. Cothran $40,000 under these agreements.

                The bank is of the opinion that the lease payments and consulting fees represent market costs that could have been obtained in similar "arms length" transactions.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

                As required by Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers and certain other individuals are required to report periodically their ownership of our common stock and any changes in ownership to the SEC.  Based on a review of Forms 3, 4, and 5 and any representations made to us, it appears that all such reports for these persons were filed in a timely fashion during 2005, except that timely filings on Forms 4 were not made for Mr. Gilmer, Ms. Ellefson and Mr. Ellison due to untimely notifications of the transactions.  Forms 5 were filed for these individuals in February 2006.

Code of Ethics

                We expect all of our employees to conduct themselves honestly and ethically, particularly in handling actual and apparent conflicts of interest and providing full, accurate, and timely disclosure to the public.

We have adopted a Code of Ethics that is specifically applicable to our senior management and financial officers, including our principal executive officer, our principal financial officer, and our principal accounting officer and controllers.  A copy of this Code of Ethics is available without charge to shareholders upon request to the secretary of the company, at Greenville First Bancshares, Inc., 112 Haywood Road, Greenville, SC 29607.

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Proposal No. 2:  Ratification of Adoption of the 2006 Greenville First Bancshares, Inc. Restricted Stock Plan

                On March 21, 2006, our board of directors adopted, subject to shareholder approval, the 2006 Greenville First Restricted Stock Plan that provides for the grant of stock awards to our employees, directors, and consultants.  A total of 10,000 shares of common stock have been reserved for issuance pursuant to awards under the plan, subject to the anti-dilution provisions of the plan.  The following summary of the material features of the plan is qualified in its entirety by reference to the copy of the plan which is attached as Appendix A to this proxy statement.

Purpose of the Plan

                We believe we have been able to attract highly qualified personnel in the past in part through the use of stock option grants, and that it is desirable to have the continued ability to attract additional personnel and to return and reward exceptional performance by employees through other awards that encourage stock ownership and proprietary interest in the company.  The board believes that the plan would provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the company rest, and whose present and potential contributions to the company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the company.  By providing such individuals with additional incentive and reward opportunities, the board believes that the plan will enhance the profitable growth of the company.

Administration of the Plan

                The plan provides that it is to be administered by a committee appointed by the board and comprised of two or more "outside" directors, within the meaning of section 162(m) of the Internal Revenue Code of 1986 and within the meaning of the term "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934.  The board has appointed the compensation committee to perform the duties of the committee under the plan.  The committee will administer the plan and will have sole authority, in its discretion, to determine which employees, consultants or directors will receive awards under the plan, the number of shares to be subject to each award, and the forfeiture restrictions (as defined below) for each award.  The committee will have such additional powers delegated to it under the plan, including the power to construe the plan and the restricted stock agreements executed with recipients of awards thereunder and to determine the terms, restrictions, and provisions of each agreement.  The committee may also correct any defect or supply any omission or reconcile any inconsistency in the plan or in any agreement in the manner and to the extent it will deem expedient to carry it into effect.  The determinations of the committee on these matters will be conclusive.

                The plan provides for awards of "restricted stock," consisting of shares of common stock which are issued to the participant at the time the award is made or at some later date, which shares are subject to certain restrictions against disposition and certain obligations to forfeit such shares to the company under certain circumstances (the "Forfeiture Restrictions").  The Forfeiture Restrictions, which may be different for each award, will be determined by the committee in its sole discretion, and the committee may provide that the Forfeiture Restrictions will lapse upon:

                (1)          the attainment of one or more performance targets established by the committee based upon, among other things, share price, earnings per share, market share, sales, net income, return on investment, economic value added or return on shareholders' equity;

                (2)          the participant's continued employment with the company or continued services as a consultant or director for a specified period of time;

                (3)           the occurrence of any event or the satisfaction of any other condition specified by the committee in its sole discretion; or

                (4)           a combination of any of the foregoing.

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                Restricted stock awarded pursuant to an award will be represented by a stock certificate registered in the name of the participant.  Unless otherwise provided in an agreement, the participant will have the right to receive dividends, if any, with respect to such shares of restricted stock, to vote such shares and to enjoy all other shareholder rights, except that we will retain custody of the stock certificate and the participant may not sell, transfer, pledge or otherwise dispose of the restricted stock until the Forfeiture Restrictions have expired.  A breach of the terms and conditions established by the committee pursuant to an award will cause a forfeiture of the award.  The committee expects that participants generally will not be required to make any payment for common stock received pursuant to an award, except to the extent otherwise determined by the committee or required by law.

                The committee may, in its discretion, fully vest any or all restricted stock awarded to a participant under an award and, upon such vesting, all Forfeiture Restrictions applicable to the award will terminate.  Any such action by the committee may vary among individual participants and may vary among awards held by any individual participant.  The committee may not, however, take any such action with respect to an award that has been granted to a "covered employee," within the meaning of Treasury Regulation Section 1.162-27(c)(2), if such award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code.

                At the time any award is made, the company and the participants will enter into a restricted stock agreement setting forth the terms of the award and such other matters as the committee may determine to be appropriate.  The terms and provisions of the restricted stock agreements need not be identical, and the committee may, in its sole discretion, amend an outstanding restricted stock agreement at any time in any manner that is not inconsistent with the provisions of the plan.  The maximum number of shares that may be subject to awards granted to any one participant may not exceed 100% of the aggregate number of shares of common stock that may be issued under the plan (as adjusted from time to time in accordance with the provisions of the plan).

Amendment and Termination of the Plan

                The board in its discretion may terminate the plan at any time with respect to any shares of common stock for which awards have not been granted.  The board will have the right to alter or amend the plan or any part thereof at any time, except that it may not change any award granted that would impair the rights of the participant without the consent of the participant and it may not, without approval of our shareholders, (1) amend the plan to increase the maximum aggregate number of shares that may be issued under the plan or change the class of individuals eligible to receive awards under the plan or (2) amend or delete the provision of the plan pertaining to the last sentence of the fourth paragraph under "-- Administration of the Plan," above.  Except for awards then outstanding, the plan will terminate and no further awards will be granted after the expiration of 10 years following the date of its adoption by the board, if not earlier terminated.

Capital Changes

                In the event of a stock dividend, stock split, reorganization, merger, recapitalization or other change affecting the common stock, such proportionate adjustments, if any, as the committee deems appropriate, will be made with respect to (1) the aggregate number of shares of common stock that may be issued under the plan, (2) the number of shares issuable pursuant to each outstanding award made under the plan, and (3) the maximum number of shares that may be subject to awards granted to any one individual under the plan.

Tax Effects of Participation in the Plan

                Under the Internal Revenue Code as presently in effect, a participant generally will not recognize any income for federal income tax purposes at the time an award is made, nor will the company be entitled to a tax deduction at that time, unless the participant elects to recognize income at the time the award is made.  If the participant does not make such election, the value of the common stock will be taxable to the participant as ordinary income in the year in which the Forfeiture Restrictions lapse with respect to such shares of stock.  We have the right to deduct, in connection with all awards, any taxes required by law to be withheld and to require any payments required to enable it to satisfy our withholding obligations.  We will generally be allowed an income tax deduction equal to the ordinary income recognized by the participant at the time of such recognition.

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                We may not deduct compensation of more than $1,000,000 that is paid in a taxable year to certain "covered employees" as defined in Section 162(m) of the Code.  The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation.  Compensation attributable to awards currently contemplated by the committee under the plan will generally not be qualified performance-based compensation and therefore will be subject to the deduction limit.

                Under Section 280G of the Code, we may not deduct certain compensation payable in connection with a change of control.  The acceleration of vesting of awards in conjunction with a change of control of the company may be limited under certain circumstance thereby avoiding nondeductible payments under Section 280G.

Plan Benefits

                Because no awards have been granted under the plan as of the date of this proxy statement and all awards will be granted at the discretion of the committee, it is not possible for us to determine and disclose the amounts of awards that may be granted to the named executive officers and the executive officers as a whole, if the plan is approved.

Reasons for Authorization and Vote Required

                The plan is being submitted to the shareholders for approval pursuant to Section 162(m) of the Code and the rules of The NASDAQ National Market.  It is possible that some awards under the plan may constitute qualified performance-based compensation for purposes of Section 162(m) of the Code, although it is generally intended that most awards will not constitute such performance-based compensation.

The Board of Directors Recommends a Vote "For" Approval of the Restricted Stock Plan.

                Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote on this item at the annual meeting is required to approve the plan.

                The following table sets forth equity compensation plan information at December 31, 2005.  The number of shares and the exercise prices for options and warrants has been adjusted for the 3 for 2 stock split in 2003.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (c) (excluding securities reflected in column(a))

Equity compensation
plans approved by
security holders (1)	258,750	$8.81	4,000

Equity compensation
plans not approved
by security holders(2)	194,175	$6.67	-

Total	452,925	$7.89	4,000

(1)           The number of shares of common stock available under the 2000 Greenville First Bancshares, Inc. Stock Incentive Plan automatically increases each time we issue additional shares so that it continues to equal 15% of our total outstanding shares.  Our board of directors has approved 258,750 shares of common stock to be issued as stock options.

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(2)           Each of our organizers received, for no additional consideration, a warrant to purchase one share of common stock for $6.67 per share for each share purchased during our initial public offering.  The warrants are represented by separate warrant agreements.  One third of the warrants vest on each of the first three anniversaries of the date our bank opened for business, and they are exercisable in whole or in part during the ten year period following that date.  The warrants may not be assigned, pledged, or hypothecated in any way.  The 194,175 of shares issued pursuant to the exercise of such warrants are transferable, subject to compliance with applicable securities laws.  If the South Carolina Board of Financial Institutions or the FDIC issues a capital directive or other order requiring the bank to obtain additional capital, the warrants will be forfeited, if not immediately exercised.

Shareholder Proposals for the 2007 Annual Meeting of Shareholders

                If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2007 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than December 16, 2006.  To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested.  Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

It is our policy that any shareholder proposal to be made at an annual meeting, but which is not requested to be included in the our proxy materials, must be delivered to the secretary of the company between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days' notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

April 12, 2006

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Appendix A

GREENVILLE FIRST BANCSHARES, INC.

RESTRICTED STOCK PLAN

GREENVILLE FIRST BANCSHARES, INC.

RESTRICTED STOCK PLAN

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		2
ARTICLE II THE PLAN		3

2.1	NAME	3
2.2	PURPOSE	3
2.3	EFFECTIVE DATE AND DURATION OF THE PLAN	3

ARTICLE III PARTICIPANTS		3
ARTICLE IV ADMINISTRATION		3

4.1	DUTIES AND POWERS OF THE COMMITTEE	3
4.2	ADDITIONAL POWERS	4
4.3	LIABILITY	4
4.4	MAJORITY RULE	4
4.5	COMPANY ASSISTANCE	4

ARTICLE V SHARES OF STOCK SUBJECT TO PLAN		4

5.1	LIMITATIONS	4
5.2	ANTIDILUTION	4

ARTICLE VI RESTRICTED STOCK		5

6.1	FORFEITURE RESTRICTIONS TO BE ESTABLISHED BY THE COMMITTEE	5
6.2	OTHER TERMS AND CONDITIONS	5
6.3	PAYMENT FOR RESTRICTED STOCK	6
6.4	COMMITTEE'S DISCRETION TO ACCELERATE VESTING OF AWARDS	6
6.5	RESTRICTION AGREEMENTS	6

ARTICLE VII STOCK CERTIFICATES		6
ARTICLE VIII TERMINATION AND AMENDMENT		6
ARTICLE IX RELATIONSHIP TO OTHER COMPENSATION PLANS		7
ARTICLE X MISCELLANEOUS		7

10.1	REPLACEMENT OR AMENDED GRANTS	7
10.2	FORFEITURE FOR COMPETITION	7
10.3	PLAN BINDING ON SUCCESSORS	7
10.4	HEADINGS, ETC., NO PART OF PLAN	7
10.5	SECTION 16 COMPLIANCE	7
10.6	NO RIGHT TO AN AWARD	7
10.7	NO EMPLOYMENT/MEMBERSHIP RIGHTS CONFERRED	7
10.8	RESTRICTION ON TRANSFER	7

GREENVILLE FIRST BANCSHARES, INC.

RESTRICTED STOCK PLAN

ARTICLE I

DEFINITIONS

                As used herein, the following terms have the following meanings unless the context clearly indicates to the contrary:

                "Award" shall mean a grant of Restricted Stock.

                "Board" shall mean the Board of Directors of the Company.

                "Code" shall mean the United States Internal Revenue Code of 1986, including effective date and transition rules (whether or not codified).  Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of future law.

                "Committee" shall mean a committee of at least two Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board; provided, however, that with respect to any Awards granted to an individual who is also a Section 16 Insider, the Committee shall consist of either the entire Board or a committee of at least two Directors (who need not be members of the Committee with respect to Awards granted to any other individuals) who are Non-Employee Directors, and all authority and discretion shall be exercised by such Non-Employee Directors, and references herein to the "Committee" shall mean such Non-Employee Directors insofar as any actions or determinations of the Committee shall relate to or affect Awards made to or held by any Section 16 Insider.  At any time that the Board shall not have appointed a committee as described above, any reference herein to the Committee shall mean a reference to the Board.

                "Company" shall mean Greenville First Bancshares, Inc., a South Carolina corporation.

                "Director" shall mean a member of the Board and any person who is an advisory or honorary director of the Company if such person is considered a director for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

                "Employee" shall mean a person who constitutes an employee of the Company as such term is defined in the instructions to the Form S-8 Registration Statement under the Securities Act of 1933, and also includes non-employees to whom an offer of employment has been extended.

                "Exchange Act" shall mean the Securities Exchange Act of 1934.  Any reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

                "Grantee" shall mean a person who has received an Award of Restricted Stock.

                "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 under the Exchange Act, as the same may be in effect from time to time, or in any successor rule thereto, and shall be determined for all purposes under the Plan according to interpretative or "no-action" positions with respect thereto issued by the Securities and Exchange Commission.

                "Officer" shall mean a person who constitutes an officer of the Company for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

                "Plan" shall mean the Greenville First Bancshares, Inc. Restricted Stock Plan, the terms of which are set forth herein.

                "Qualified Domestic Relations Order" shall have the meaning set forth in the Code or in the Employee Retirement Income Security Act of 1974, or the rules and regulations promulgated under the Code or such Act.

                "Restricted Stock" shall mean Stock issued, subject to restrictions, to a Grantee pursuant to Article VI hereof.

                "Restriction Agreement" shall mean the agreement setting forth the terms of an Award, and executed by a Grantee as provided in Section 6.5 hereof.

                "Section 16 Insider" shall mean any person who is subject to the provisions of Section 16 of the Exchange Act, as provided in Rule 16a-2 promulgated pursuant to the Exchange Act.

                "Stock" shall mean the Common Stock, par value $0.01 per share, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other entity, such other stock or securities.

                "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the grant (or modification) of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

ARTICLE II

THE PLAN

                2.1           Name.  This Plan shall be known as "Greenville First Bancshares, Inc. Restricted Stock Plan."

                2.2           Purpose. The purpose of the Plan is to advance the interests of the Company, its Subsidiaries, and its shareholders by affording Employees and Directors of the Company and its Subsidiaries an opportunity to acquire or increase their proprietary interests in the Company, thereby strengthening their concern for the welfare of the Company and its Subsidiaries.  A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Subsidiaries.  Accordingly, the Plan provides for granting Awards that are best suited to the circumstances of the particular Employee or Director as provided herein.

                2.3           Effective Date and Duration of the Plan.  The Plan shall become effective upon the date of its adoption by the Board, provided the Plan is approved by the shareholders of the Company within 12 months thereafter.  Notwithstanding any provision in the Plan or in any Restriction Agreement, no Award shall be granted prior to such shareholder approval.  No further Awards may be granted under the Plan after 10 years from the date the Plan is adopted by the Board.  The Plan shall remain in effect until all Awards granted under the Plan have vested or been forfeited.

ARTICLE III

PARTICIPANTS

                The class of persons eligible to participate in the Plan shall consist of all Directors and Employees of the Company or any Subsidiary.

ARTICLE IV

ADMINISTRATION

                4.1           Duties and Powers of the Committee.  Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which Employees or Directors shall receive an Award, the time or times when such Award shall be made, the number of shares to be subject to each Award, and the Forfeiture Restrictions and related conditions of lapse applicable to each Award.  In making such determinations, the Committee shall take into account the nature of the services rendered by the respective Employees or Directors, their present and potential contribution to the Company's success, and such other factors as the Committee in its discretion shall deem relevant.

4.2.          Additional Powers.  The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan.  Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the Restriction Agreements executed hereunder, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions, and provisions of the Restriction Agreement relating to each Award, and to make all other determinations necessary or advisable for administering the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Restriction Agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect.  The determinations of the Committee on the matters referred to in this Section 4.2 shall be conclusive.

4.3           No Liability.  Neither any member of the Board nor any member of the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.4           Majority Rule.  A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

4.5           Company Assistance.  The Company shall supply full and timely information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability, or other termination of employment, and such other pertinent facts as the Committee may require.  The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

ARTICLE V

SHARES OF STOCK SUBJECT TO PLAN

                5.1           Limitations.  Subject to adjustment in the same manner as provided in Section 5.2 below, the aggregate number of shares of Stock that may be issued under the Plan shall not exceed 10,000 shares.  Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award.  To the extent that an Award lapses or the rights of its holder terminate, any shares of Stock subject to such Award shall again be available for the grant of an Award under the Plan.  Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock that may be subject to Awards granted to any one individual during the term of the Plan may not exceed 100% of the aggregate number of shares of Stock that may be issued under the Plan (as adjusted from time to time in accordance with the provisions of the Plan).  The limitation set forth in the preceding sentence shall be applied in a manner that will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code.

                5.2           Antidilution.

                                (a)           If (x) the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, or stock split or stock dividend, (y) any spin‑off, spin‑out or other distribution of assets materially affects the price of the Company's stock, or (z) there is any assumption and conversion to the Plan by the Company of an acquired company's outstanding restricted stock, then:

                                                (i)  the aggregate number and kind of shares of Stock for which Awards may be granted hereunder shall be adjusted proportionately by the Committee; and

                                                (ii) the rights of the holders of Awards (concerning the terms and conditions of the lapse of any then-remaining restrictions), shall be adjusted proportionately by the Committee.

                                (b)           If the Company shall be a party to any reorganization in which it does not survive, involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company, the Committee, in its sole discretion, may (but is not required to), notify all Grantees that (i) all then-remaining restrictions pertaining to Awards under the Plan shall immediately lapse and/or (ii) all Awards granted under the Plan shall be assumed by the successor corporation or substituted on an equitable basis with restricted stock issued by such successor corporation.

                                (c)           If the Company is to be liquidated or dissolved in connection with a reorganization described in Section 5.2(b), the provisions of such Section shall apply.  In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause all then-remaining restrictions pertaining to Awards to lapse.

                                (d)           The adjustments described in paragraphs (a) through (c) of this Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests.  The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

ARTICLE VI

RESTRICTED STOCK

                6.1           Forfeiture Restrictions to be Established by the Committee.  Shares of Stock that are the subject of a Restriction Agreement shall be subject to restrictions on disposition by the Grantee and an obligation of the Grantee to forfeit and surrender the shares to the Company under certain circumstances (the "Forfeiture Restrictions").  The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance targets established by the Committee that are based on (1) the price of a share of Stock, (2) the Company's earnings per share, (3) the Company's market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company's sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, (11) the return on shareholders' equity achieved by the Company, or (12) the total shareholders' return achieved by the Company, (ii) the Grantee's continued employment with the Company or a Subsidiary or continued service as a Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing.  The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Subsidiary, division, or department thereof.  Each Award may have different Forfeiture Restrictions, in the discretion of the Committee.

                6.2           Other Terms and Conditions.  Stock awarded pursuant to a Restriction Agreement shall be represented by a stock certificate registered in the name of the Grantee.  Unless provided otherwise in a Restriction Agreement, the Grantee shall have the right to receive dividends with respect to Stock subject to an Award, to vote Stock subject an Award, and to enjoy all other shareholder rights, except that (i) the Grantee shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Grantee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restriction Agreement shall cause a forfeiture of the Award.  At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Award, including, but not limited to, rules pertaining to the termination of employment or service as a Director (by retirement, disability, death or otherwise) of a Grantee prior to expiration of the Forfeitures Restrictions.  Such additional terms, conditions, or restrictions shall be set forth in a Restriction Agreement made in conjunction with the Award.

                6.3           Payment for Restricted Stock.  The Committee shall determine the amount and form of any payment for Stock received pursuant to an Award, provided that in the absence of such a determination, a Grantee shall not be required to make any payment for Stock received pursuant to an Award, except to the extent otherwise required by law.

                6.4           Committee's Discretion to Accelerate Vesting of Awards.  The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Stock awarded to a Grantee pursuant to an Award and, upon such vesting, all restrictions applicable to such Award shall terminate as of such date.  Any action by the Committee pursuant to this section may vary among individual Grantees and may vary among the Awards held by any individual Grantee.  Notwithstanding the preceding provisions of this section, the Committee may not take any action described in this section with respect to an Award that has been granted to a "covered Employee" (within the meaning of Treasury Regulation section 1.162-27(c)(2)) if such Award has been designed to meet the exception for performance-based compensation under section 162(m) of the Code.

                6.5           Restriction Agreements.  At the time any Award is made under this Article VI, the Company and the Grantee shall enter into a Restriction Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.  The terms and provisions of the respective Restriction Agreements need not be identical.  Subject to the consent of the Grantee and the restriction set forth in the last sentence of Section 6.4 above, the Committee may, in its sole discretion, amend an outstanding Restriction Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

ARTICLE VII

STOCK CERTIFICATES

                The Company shall not be required deliver any certificate for shares of Restricted Stock granted hereunder, prior to fulfillment of all of the following conditions:

                (a)           The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

                (b)           The completion of any registration or other qualification of such shares which the Committee shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body; and

                (c)           The obtaining of any approval or other clearance from any federal or state governmental agency or body which the Committee shall determine to be necessary or advisable.

                Stock certificates issued and delivered to Grantees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

ARTICLE VIII

TERMINATION AND AMENDMENT

                The Board in its discretion may terminate the Plan at any time with respect to any shares of Stock for which Awards have not already been granted.  The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Award already granted may be made which would impair the rights of the Grantee without the consent of the Grantee, and provided, further, that the Board may not, without approval of the shareholders of the Company, (a) amend the Plan to increase the maximum aggregate number of shares of Stock that may be issued under the Plan or change the class of individuals eligible to receive Awards under the Plan, or (b) amend or delete the last sentence of Section 6.4.

ARTICLE IX

RELATIONSHIP TO OTHER COMPENSATION PLANS

                The adoption of the Plan shall not affect any other stock option, incentive, or other compensation plans in effect for the Company or any of its Subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its Subsidiaries from establishing any other form of incentive or other compensation plan for Employees or Directors of the Company or any of its Subsidiaries.

ARTICLE X

MISCELLANEOUS

                10.1         Replacement or Amended Grants.  At the sole discretion of the Committee, and subject to the terms of the Plan, the Committee may modify outstanding Awards or accept the surrender of outstanding Awards and grant new Awards in substitution for them.  However, no modification of an Award shall adversely affect a Grantee's rights under a Restriction Agreement without the consent of the Grantee or his legal representative.

                10.2         Forfeiture for Competition.  If a Grantee provides services to a competitor of the Company or any of its Subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent, or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Grantee while an Employee, then any shares of Restricted Stock held by such Grantee subject to remaining restrictions shall be forfeited, subject in each case to a determination to the contrary by the Committee.

                10.3         Plan Binding on Successors.  The Plan shall be binding upon the successors and assigns of the Company.

                10.4         Headings, etc., No Part of Plan.  Headings of Articles and Sections hereof are inserted for convenience and reference; they do not constitute part of the Plan.

                10.5         Section 16 Compliance.  With respect to Section 16 Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act.  To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed void to the extent permitted by law and deemed advisable by the Committee.

                10.6         No Right to an Award.  Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an Employee or Director any right to an Award, or any other rights hereunder except as may be evidenced by a Restriction Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.  The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

                10.7         No Employment/Membership Rights Conferred.  Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Subsidiary or (ii) interfere in any way with the right of the Company or any Subsidiary to terminate his or her employment at any time.  Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

                10.8         Restriction on Transfer.  An Award shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a Qualified Domestic Relations Order, or (iii) with the consent of the Committee.